    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1996

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                       TRUSTED INFORMATION SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      7372
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   51-0375640
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                               ------------------

                              3060 WASHINGTON ROAD
                               GLENWOOD, MD 21738
                                 (301) 854-6889
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               STEPHEN T. WALKER
                       TRUSTED INFORMATION SYSTEMS, INC.
                              3060 WASHINGTON ROAD
                               GLENWOOD, MD 21738
                                 (301) 854-6889
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                   Copies to:

        EDWIN M. MARTIN, JR., ESQUIRE                  GERALD S. TANENBAUM, ESQUIRE
            PIPER & MARBURY L.L.P.                       CAHILL GORDON & REINDEL
         1200 NINETEENTH STREET, N.W.                         80 PINE STREET
             WASHINGTON, DC 20036                           NEW YORK, NY 10005
                (202) 861-3900                                (212) 701-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                               ------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ File No. 333-5419

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE
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
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
                                           PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                  AGGREGATE                      AMOUNT OF
   SECURITIES TO BE REGISTERED             OFFERING PRICE*                REGISTRATION FEE

------------------------------------------------------------------------------------------------
Common Stock......................            $7,475,000                       $2,578

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* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
                               ------------------

   INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-1 FILE NO.
                                    333-5419

    Trusted Information Systems, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 File No. 333-5419 declared effective on October 9, 1996 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.
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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Glenwood, County of Howard, State of Maryland, on the 9th day of October, 1996.


                                          TRUSTED INFORMATION SYSTEMS, INC.

                                          By:      /s/ STEPHEN T. WALKER

                                            ------------------------------------
                                                     STEPHEN T. WALKER
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                                  TITLE                       DATE
------------------------------------------   ---------------------------------   ----------------
          /s/ STEPHEN T. WALKER              President, Chief Executive          October 9, 1996
------------------------------------------   Officer, Chairman of the Board
            STEPHEN T. WALKER                and Director
                    *                        Executive Vice President and        October 9, 1996
------------------------------------------   Chief Operating Officer,
            MARTHA A. BRANSTAD               President of the Advanced
                                             Research and Engineering Division
                                             and Director
                    *                        Executive Vice President,           October 9, 1996
------------------------------------------   President of the Commercial
             HARVEY L. WEISS                 Division, Secretary and Director
           /s/ RONALD W. KAISER              Executive Vice President and        October 9, 1996
------------------------------------------   Chief Financial Officer
             RONALD W. KAISER                (Principal Financial and
                                             Accounting Officer)
                    *                        Director                            October 9, 1996
------------------------------------------
             GERALD J. POPEK
                    *                        Director                            October 9, 1996
------------------------------------------
             CHARLES W. STEIN
       *By:         /s/ STEPHEN T.
                  WALKER
------------------------------------------
            STEPHEN T. WALKER
             ATTORNEY IN FACT

                                 EXHIBIT INDEX

                       TRUSTED INFORMATION SYSTEMS, INC.

                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                     PAGE
-----------    ----------------------------------------------------------------------   -------------


   1.1*        Form of Underwriting Agreement. ......................................
   3.1*        Certificate of Incorporation of the Company. .........................
   3.1.1*      Certificate of Amendment to Certificate of Incorporation, as filed with the Delaware Secretary of State on October 2, 1996. .............
   3.2*        Amended and Restated Bylaws of the Company. ..........................
   4.1*        Specimen stock certificate for shares of Common Stock of the
               Company. .............................................................
   5.1+        Opinion of Piper & Marbury L.L.P. regarding legality of securities being registered. ....................................................
  10.1*        Amended and Restated Employee Stock Option Plan. .....................
  10.2*        Amended and Restated 1996 Stock Option Plan. .........................
  10.2.1*      Form of Incentive Stock Option Agreement pursuant to 1996 Stock Option
               Plan. ................................................................
  10.2.2*      Form of Non-Qualified Stock Option Agreement pursuant to 1996 Stock
               Option Plan. .........................................................
  10.3*        Amended and Restated 1996 Directors' Stock Option Plan. ..............
  10.4*        Form of Employee Agreement Regarding Confidentiality and
               Inventions. ..........................................................
  10.5*        Form of Software License and Reseller Agreement. .....................
  10.6*        Form of Consulting Services Agreement. ...............................
  10.7*        Form of Indemnification Agreement by and between the Company and its directors and officers. ..............................................
  10.8*        Construction Loan Agreement dated July 26, 1995, by and between the
               Company and Mercantile-Safe Deposit and Trust Company. ...............
  10.9*        Construction Loan Promissory Note dated July 26, 1995, by and between the Company and Mercantile-Safe Deposit and Trust Company. ...........
  10.10*       Deed of Trust and Security Agreement dated July 26, 1995, by and between the Company and Mercantile-Safe Deposit and Trust Company. ...
  10.11*       Security Agreement, dated July 26, 1995, by and among the Company,
               Mercantile-Safe Deposit and Trust Company and Stephen T. Walker. .....
  10.12*       Personal Guaranty Agreement dated July 26, 1995, by and between
               Stephen T. Walker and Mercantile-Safe Deposit and Trust Company. .....
  10.13*       Revolving Note issued by the Company on April 4, 1996, to
               Mercantile-Safe Deposit and Trust Company. ...........................
  10.14*       Security Agreement dated April 4, 1996, by and between the Company and
               Mercantile-Safe Deposit and Trust Company. ...........................
  10.15*       Revolving Note issued by the Company on April 4, 1996, to
               Mercantile-Safe Deposit and Trust Company. ...........................
  10.16.1*     Security Agreement as of August 27, 1996, by and between the Company and Mercantile-Safe Deposit and Trust Company. .......................
  10.16.2*     Revolving Note issued by the Company as of August 27, 1996, to
               Mercantile-Safe Deposit and Trust Company. ...........................
  10.17*       Office Building Lease dated February 1, 1990, by and between the
               Company and Perini Investment Properties, Inc. .......................
  10.18*       Lease Amendment I dated May 26, 1994, by and between the Company and
               Robert R. Walker, Jr., Receiver (relating to exhibit 10.17). .........
  10.19*       Standard Lease dated April 12, 1989, by and between the Company and
               R&B Property Holding Company. ........................................
  10.20*       Amendment to Lease effective November 1, 1992, by and between the
               Company and R&B Property Holding Company (relating to exhibit
               10.19). ..............................................................
  10.21*       Lease Agreement dated as of October 3, 1995, by and between Trusted
               Information Systems (UK) Limited and Theale Estates Limited. .........

                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                     PAGE
-----------    ----------------------------------------------------------------------   -------------
  10.22*       Deed dated July 17, 1996, by and between the Company and Glenwood
               Associates Limited Partnership. ......................................
  10.22.1*     Promissory Note issued by the Company on July 17, 1996, to Glenwood
               Associates Limited Partnership. ......................................
  10.22.2*     Deed of Trust and Security Agreement dated December 1, 1993, by and between Glenwood Associates Limited Partnership and Mercantile-Safe
               Deposit and Trust Company. ...........................................
  10.22.3*     Promissory Note issued by Glenwood Associates Limited Partnership on
               December 1, 1993 to Mercantile-Safe Deposit and Trust Company. .......
  10.23*       Deed and Confirmatory Deed dated July 26, 1995, by and between the
               Company and Stephen T. Walker. .......................................
  10.24*       Agreement and Plan of Merger dated May 30, 1996. .....................
  11.1*        Statement of computation of earnings per share. ......................
  21.1*        Subsidiaries of the Company. .........................................
  23.1+        Consent of Ernst & Young LLP. ........................................
  23.2+        Consent of Piper & Marbury L.L.P. (to be included as part of Exhibit
               5.1 hereto). .........................................................
  24.1*        Power of Attorney (included in signature pages).......................
  27*          Financial Data Schedule...............................................


---------------
 * Previously filed pursuant to the Company's Registration Statement (Registration No. 333-5419).
** To be filed by amendment.

 + Filed herewith.